EXHIBIT 99.1

Inuvo Reports 2009

Second Quarter Financial Results

CLEARWATER, FL – August 14, 2009 – Inuvo™, Inc. (NYSE Amex: INUV) a leading provider of performance-based advertising and technology solutions, announced today its financial results for the second quarter of 2009, the period ended June 30, 2009.

Richard K. Howe, our Chief Executive Officer said, “On a year to date basis the Company saw improvements on several fronts including net cash from operations, debt obligations and net loss. EBITDA remained consistent from Q1 to Q2 of 2009, reflecting a slight improvement over 2008. Despite a decline in revenue in the quarter, the result of a challenging economic environment, for the six months ended in June, we have managed to grow our Exchange Segment, turn around a negative trend in our Direct Segment, rebrand the company and launch a new platform. We believe we are well positioned to benefit as the economy begins to recover”.

Second Quarter Financial Highlights

•

The net cash provided by operating activities for the six months ended June 30, 2009 was $4.9 million compared to $2.6 million for the six months ended June 30, 2008.

•

Net revenue from continuing operations decreased in the second quarter of 2009 by approximately 26.6% to $11.8 million compared to $16.1 million for the second quarter of 2008 and decreased for the six months ended June 30, 2009 by 20.6% to $25.8 million compared to $32.4 million for the comparable period in 2008.

•

The gross margin rate decreased to 38.3% for second quarter 2009, compared to 44.0% for the second quarter of 2008 and up 1.4% from 36.8% in the first quarter of 2009.

•

The net loss for the second quarter of 2009 was $0.8 million or $0.01 per share compared to a $34.7 million or $0.51 per share loss in the second quarter of 2008. Included in the net loss for the second quarter of 2009 is a net profit from discontinued operations compared to a net loss in the second quarter of 2008.  Additionally, the second quarter of 2008 included an impairment charge to assets with no comparable impairment in the second quarter of 2009.

•

EBITDA for the second quarter of 2009 was $1.0 million compared to $1.4 million in the second quarter of 2008 and increased by $0.1 million for the six months ended June 30, 2009 to $1.9 million up from $1.8 million for the comparable period in 2008.

•

The outstanding balance under the Wachovia credit facility has decreased $2.5 million or 25.3% during the six months ended June 30, 2009 from $9.9 million to $7.4 million.

Operating Results by Segment

Net Revenue By Segment

Three Months Ended June 30,

(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$6,120	$6,680	$(560)	-8.4%
Direct	6,106	9,671	(3,565)	-36.9%
Elimination	(422)	(272)	(150)	55.1%
Total Net Revenue	$11,804	$16,079	$(4,275)	26.6%

Gross Profit By Segment

Three Months Ended June 30,

(in Thousands)

	2009		2008
Segment	Gross Profit	Margin Rate	Gross Profit	Margin Rate
Exchange	$1,527	25.0%	$2,366	35.4%
Direct	2,979	48.8%	4,843	50.1%
Elimination	14	3.3%	(136)	50.0%
Total Gross Profit	$4,520	38.3%	$7,073	44.0%

Net Revenue By Segment

Six Months Ended June 30,

(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$14,739	$13,118	$1,621	12.4%
Direct	11,632	20,002	(8,370)	-41.8%
Elimination	(611)	(693)	82	-11.8%
Total Net Revenue	$25,760	$32,427	$(6,667)	-20.6%

Gross Profit By Segment

Six Months Ended June 30,

(in Thousands)

	2009		2008
Segment	Gross Profit	Margin Rate	Gross Profit	Margin Rate
Exchange	$3,444	23.4%	$4,693	35.8%
Direct	6,204	53.3%	9,690	48.4%
Elimination	—	0.0%	(301)	43.4%
Total Gross Profit	$9,648	37.5%	$14,082	43.4%

Reconciliation of Net Income to EBITDA

In addition to disclosing financial results in accordance with United States generally accepted accounting principles (GAAP), the Company’s earnings release contains the non-GAAP financial measure “EBITDA”.

EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that EBITDA is useful to investors in evaluating the Company’s performance because it is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance. Management believes that the disclosure of EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP net income, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business.

EBITDA should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to net cash provided by operating activities as a measure of liquidity. The primary material limitations associated with the use of EBITDA as compared to GAAP net income is  (i) it may not be compared to similarly titled measures used by other companies in the Company’s industry, and (ii) it excludes financial information that some may consider important in evaluating the Company’s performance. The Company compensates for these limitations by providing a reconciliation of EBITDA to GAAP net income, to enable investors to perform their own analysis of the Company’s operating results.

	3 Months Ended June 30,		6 Months Ended June 30,
	2009	2008	2009	2008

Net Loss	$(773)	$(34,713)	$(1,555)	$(37,031)
Interest, net	194	180	361	390
Taxes	—	(5,640)	—	(6,844)
Depreciation	540	540	1,041	1,078
Amortization	906	1,776	1,891	3,608
Stock Based Compensation	93	389	196	563
Settlement		(530)	—	(530)
Asset Impairment	—	39,424	—	40,612
Total EBITDA	$960	$1,426	$1,934	$1,846

EBITDA By Segment
Exchange	$602	$555	$1,251	$1,233
Direct	1,304	2,364	2,679	4,292
Discontinued Operations	490	(159)	1,027	(436)
Corporate	(1,436)	(1,334)	(3,023)	(3,243)
Total EBITDA	$960	$1,426	$1,934	$1,846

The following is information excerpted from the Company’s financial statements for the period ended and as of June 30, 2009.  Please refer to the Company’s financial statements filed with the Securities and Exchange Commission for complete financial statements and notes thereto.  The financial information is presented in Thousands of Dollars, except per share and percentage data.

	3 Months Ended June 30,		6 Months Ended June 30,
	2009	2008	2009	2008

Revenue	$11,804	$16,079	$25,760	$32,427

Gross Profit	4,520	7,073	9,648	14,082

Gross Margin Rate	38.3%	44.0%	37.5%	43.4%

Selling, General & Administrative Expenses	5,589	7,852	11,775	16,244

Other Expense, net	194	27,799	455	28,013

Profit(Loss) from Discontinued Operations, net	490	(11,577)	1,027	(13,082)

Net Loss	$773	$34,713	$1,555	$37,031

Net Loss Per Share (Basic and Diluted)	$0.01	$0.51	$0.02	$0.55

	June 30, 2009	December 31, 2008

Current Assets	$10,317	$12,701
Non-Current Assets	$14,868	$16,519

Total Assets	$25,185	$29,220

Current Liabilities	$16,193	$10,596
Non-Current Liabilities	$684	$9,057
Stockholders’ Equity	$8,308	$9,567

Total Liabilities and Stockholders’ Equity	$25,185	$29,220

Detail of Significant Balance Sheets Accounts:
Cash	$1,515	$360
Restricted Cash	$499	$992
Accounts Receivable, net	$4,574	$8,477
Unbilled Revenue	$1,013	$505

Accounts Payable	$4,561	$5,345
Accrued Expenses and Other Current Liabilities	$1,642	$1,587
Note Payable:
Current	$7,410	$1,649
Non-Current	$—	$8,266
Total Note Payable	$7,410	$9,915

Conference Call Information

The Company will host a conference call on Friday, August 14, 2009 at 4:00 p.m. Eastern Time. Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com where it will also be archived for 45 days. A telephone replay will be available through Friday, August 28, 2009.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international). At the system prompt, enter the pin code 20414711 followed by the # sign. Playback will automatically begin.

About Inuvo™, Inc.

Inuvo, Inc. provides performance-based marketing and advertising technology solutions through two business segments.

The Direct Segment is primarily a business-to-consumer business that leverages our proprietary tracking and distribution technologies to create end-to-end direct marketing campaigns for first and third party products.

The Exchange Segment is a business-to-business segment built around a proprietary technology platform that allows advertisers to track and manage pay-per-click and cost-per-action advertising campaigns. For more information, please visit www.inuvo.com

Comparable companies include; ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), Digital River, Inc. (DRIV), LookSmart, Ltd. (LOOK), and Local.com (LOCM).

Contacts

Marketing Contact:
Ryan Riggin
SVP Marketing & Strategy
ryan.riggin@inuvo.com
727.324.0211 x4309

Investor Relations Contact:
Gail Babitt
Chief Financial Officer
gail.babitt@inuvo.com
727.324.0211 x2123

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

##